THE BOARD OF DIRECTORS
BOLLE AMERICA, INC.

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
February 2, 1998
Denver, Colorado